Exhibit 10.32

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

FIRST AMENDMENT TO THE LICENSE AGREEMENT BETWEEN THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS AND QUARK BIOTECHNOLOGY, INC.

THIS FIRST AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT (the “First Amendment”) is made and entered into as of March 23, 2007 (“Amendment Date”) by and between THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS, a body corporate and politic of the State of Illinois, 1737 W. Polk St., Chicago, IL 60612 (“UNIVERSITY”) and QUARK BIOTECH, INC a California corporation, with a principal place of business at 6536 Kaiser Drive, Fremont, CA 94555 (“LICENSEE”).

     WHEREAS, UNIVERSITY and LICENSEE entered into an EXCLUSIVE LICENSE AGREEMENT effective September 3, 1999 dated (“Agreement”) to license certain technology;

     WHEREAS, UNIVERSITY and LICENSEE wish to amend the Agreement in the manner set forth in this First Amendment;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree to amend the Agreement as follows:

Amendments:

I.   ARTICLE IV- PAYMENTS - Sections 4.1 and 4.6 of the Agreement shall be deleted and replaced with the following:

4.1                         For the rights, privileges and licenses granted hereunder, LICENSEE shall pay to the UNIVERSITY, in the manner hereinafter provided, on a country by country basis, until the end of the last to expire patent of the Patent Rights in such country, or until this Agreement shall be terminated, as hereinafter provided, whichever occurs first:

a)              in the event of sales of Licensed Products or Licensed Processes by LICENSEE or any Affiliate -a royalty in an amount equal to [ * ] of the aggregate Net Sales by LICENSEE or any Affiliate, of the Licensed Products or Licensed Processes.

b)             in the event of a Sublicense -

(i) a [ * ] payments received by LICENSEE from sublicensees, based on sales of Licensed Products or Licensed Processes by sublicensees, exclusive of  [ * ] covered by Section 4.1(b)(ii) below; and amounts received by

LICENSEE as reimbursement of costs and expenses related to research or development of Licensed Products;

(ii) a [ * ].  No payments will be made under this Section 4.1(b)(ii) to the extent already covered under Section 4.1(b)(i); and

(iii) a [ * ] license fee payment due within [ * ] of execution of a sublicense agreement granting a third party an exclusive Sublicense for [ * ].

c)              a [ * ] license fee to be payable within [ * ] of execution of this First Amendment.

d)             a [ * ] license fee payment due within [ * ] of [ * ].

It is clarified that the above milestone payments will be due [ * ] Licensed Product to achieve the relevant milestone event, and [ * ] shall be due hereunder with respect to each milestone events [ * ] such Licensed Products that achieve such milestone [ * ] countries in which they are achieved.

4.6                                 In the event that the LICENSEE’s, the Affiliate’s or its Sublicensee’s development, manufacture, use or sale of a Licensed Product or Licensed Process would constitute an infringement of patent right or intellectual property right of any third party, the Parties shall together use their reasonable endeavors to obtain an appropriate license from such third party. If such license requires LICENSEE to pay royalties to such third party, the royalty due and payable to UNIVERSITY under Sections 4.1(a) and (b) of this Agreement for sale of the Licensed Product or Licensed Process shall be reduced by [ * ] the amount which the LICENSEE is required to pay to said third party, provided that the royalty due to the UNIVERSITY hereunder shall not be reduced by more than [ * ]. The UNIVERSITY acknowledges for the purposes of this section 4.6, that the LICENSEE has obtained from Atugen AG and Alnylam Pharmaceuticals Inc. licenses for RNAi technology and relevant intellectual property.

II.   ARTICLE XIII- TERMINATION - Section 13.4 shall be added to Article XIII:

13.4         Upon termination of this Agreement for any reason, all Sublicenses shall terminate.  Provided that a Sublicensee is in compliance in all material respects with the terms of its Sublicense in effect on the date of termination, the UNIVERSITY will grant such Sublicensee that so requests, a license with royalty terms and such use rights and other terms as are substantially similar to this Agreement.  In no event shall UNIVERSITY have any obligations of any nature whatsoever with respect to (i) any past, current or future obligations that LICENSEE may have had, or may in the future have, for the payment of any obligations owing to Sublicensee pursuant to such Sublicense, (ii) any past obligations whatsoever, and (iii) any future obligations to Sublicensee beyond

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

those to LICENSEE as set forth herein.

All other terms set forth in the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of March 23, 2007.

THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS

By	/s/ Walter K. Knorr	Date:	4/9/07
Walter K. Knorr, Comptroller

By	/s/ Michele M. Thompson	Date:	4/9/07
Michele M. Thompson, Secretary

QUARK BIOTECH, INC.

By	/s/ D. Zurr	Date:	4/10/07

Printed Name:	Daniel Zurr, Ph.D.

Title:	President & CEO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.